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                                                                    EXHIBIT 3.51

                          CERTIFICATE OF INCORPORATION

                                       OF

                     PRIMEDIA FINANCE SHARED SERVICES, INC.

     The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, hereby certifies that:

     FIRST: The name of the Corporation is PRIMEDIA Finance Shared Services,
Inc.

     SECOND: The registered office and registered agent of the Corporation is:
The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 1,000 shares of Common Stock, par value $0.01 each.

     FIFTH: The name and address of the incorporator is Beverly C. Chell, 745 Fifth Avenue, New York, NY 10151.

     SIXTH: The Board of Directors of the Corporation, acting by majority vote, may alter, amend or repeal the By-Law of the Corporation.

     SEVENTH: Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on November 15, 2000.


                                                 /s/ Beverly C. Chell
                                                 -------------------------------
                                                 Beverly C. Chell
                                                 Sole Incorporator

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